EXHIBIT 23.1
Consent of Independent Registered
Public Accounting Firm
We consent to the incorporation by reference in the Post Effective Amendment #2 to Form S-2 on Form S-1 (File No. 333-128508) and on Forms S-8 Nos. 333-116079, 33-40699 and 33-40700) of PDG Environmental, Inc. of our report dated January 12, 2007, relating to the consolidated financial statements of PDG Environmental, Inc. and Subsidiaries included in the Annual Report on Form 10-K/A for the year ended January 31, 2006.
/s/ Malin Bergquist & Company, LLP
Pittsburgh, Pennsylvania
January 15, 2007